Exhibit 4.4

Filed
Date Filed: 04/27/2011
Business ID: 80000
William M. Gardner
Secretary of State

Filing fee: $35.00	Form 14
Use black print or type.	RSA 293-A:10.06
Form must be single-sided, on 8 1⁄2 x 11” paper; double sided copies will not be accepted.

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

FIRST: The name of the corporation is	Unitil Corporation

.

SECOND: The text of each amendment adopted is:

Paragraph A of Article Fifth of the Articles of Incorporation, as amended, was further amended to read in its entirety as follows:

The aggregate number of shares which the corporation shall have the authority to issue is: 25 million shares of Common Stock, no par value.

THIRD: If the amendment provides for an exchange, reclassification or cancellation of issued shares, the provisions for implementing the amendment(s) if not contained in the above amendment are:

Not applicable.

FOURTH: The amendment(s) were adopted on	April 21, 2011	.
(month / day / year)

[If more space is needed, attach additional sheet(s)]

Form 14 Pg 1 [3/08]

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION	Form 14 (Cont.)

FIFTH: (Check one)

A. ☐	The amendment(s) were adopted by the incorporators or board of directors without shareholder action and shareholder action was not required.

B. ☒	The amendment(s) were approved by the shareholders: (Note 1)

Designation of voting group	Number of shares outstanding	Number of votes entitled to be cast		Number of votes indisputably represented at the meeting
Class or Series of shares

Common Stock	10,916,107	10,916,107		9,748,527

Designation of voting group				Total number of
Class or Series	Total number of votes to be cast:		OR	undisputed
of shares	FOR	AGAINST		votes cast FOR

Common Stock				8,809,174

[If more space is needed, attach additional sheet(s)]

Form 14 Pg 2 [3/08]

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION	Form 14 (Cont.)

SIXTH: If shareholder action was required, the number cast for the amendment(s) by each voting group was sufficient for approval by each voting group.

	Unitil Corporation	(Note 2)
(Corporate name)

	/s/ Mark H. Collin	(Note 3)
(Signature)

Mark H. Collin
(Print or type name)

	Sr. Vice President, Chief Financial Officer & Treasurer	(Note 3)
(Title)

Date signed:	April 25, 2011
(month / day / year)

Notes:	1.	All sections under the Fifth article, “B” option, must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See RSA 293- A: 1.40 for definition of voting group.)
	2.	Exact corporate name of corporation adopting articles of amendment.
	3.	Signature and title of person signing for the corporation. Must be signed by chairman of the board of directors, president or other officer; or see RSA 293-A: 1.20 (f) for alternative signatures.

DISCLAIMER: All documents filed with the Corporate Division become public records and will be available for public inspection in either tangible or electronic form.

Mail fee and DATED AND SIGNED ORIGINAL to: Corporate Division, Department of State, 107 North Main Street, Concord, NH 03301-4989.

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Form 14 Pg 3 [3/08]